Exhibit 99.1

QR Energy Unitholders Approve Merger with Breitburn Energy Partners

LOS ANGELES & HOUSTON, November 18, 2014 – Breitburn Energy Partners LP (NASDAQ: BBEP) and QR Energy, LP (NYSE: QRE) today announced that the unitholders of QR Energy have approved the proposed merger of Breitburn Energy Partners and QR Energy. At a special meeting held today by QR Energy, approximately 97% of votes cast by QR Energy unitholders were in favor of the merger. Breitburn expects the transaction to close in the coming days.

About Breitburn Energy Partners LP

Breitburn Energy Partners LP is a publicly-traded independent oil and gas master limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties throughout the United States. Breitburn’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Oklahoma, Texas, Wyoming, California, Florida, Indiana and Kentucky. See www.breitburn.com for more information.

About QR Energy

QR Energy is a publicly traded partnership engaged in the acquisition, production and development of onshore crude oil and natural gas properties in the United States. QR Energy is headquartered in Houston, Texas. For more information, visit QR Energy’s website at www.qrenergylp.com ..

Cautionary Statement Regarding Forward-Looking Information

This press release contains statements that Breitburn and QR Energy believe to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding the expected benefits of the proposed transaction to Breitburn and QR Energy and their unitholders, the anticipated completion of the proposed transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as we “may,” “can,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “believe,” “will” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Breitburn, QR Energy or of the combined company. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the ability to obtain unitholder, court and regulatory approvals of the proposed transaction; the ability to complete the proposed transaction on anticipated terms and timetable; Breitburn’s and QR Energy’s ability to integrate successfully after the transaction and achieve anticipated benefits from the proposed transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Breitburn or QR Energy; declines in oil, NGL or natural gas prices; the level of success in exploitation, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploitation and development expenditures; the ability to obtain sufficient quantities of CO2 necessary to carry out enhanced oil recovery projects; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Breitburn’s credit agreement; ability to generate sufficient cash flows from operations to meet the internally funded portion of any capital expenditures budget; ability to obtain external capital to finance exploitation and development operations and acquisitions; federal, state and local initiatives and efforts relating to the regulation of hydraulic fracturing; the ability to successfully complete potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; failure of properties to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; competition in the oil and gas industry; risks arising out of hedging transactions; and other risks described under the caption “Risk Factors” in Breitburn’s and QR Energy’s Annual Reports on Form 10-K for the period ended December 31, 2013. Breitburn and QR Energy assume no obligation, and disclaim any duty, to update the forward-looking statements in this press release to reflect subsequent events or circumstances.

Contacts:

Breitburn Energy Partners LP James G. Jackson, Executive Vice President and Chief Financial Officer Antonio D’Amico Vice President Investor Relations & Government Affairs (213) 225-0390	QR Energy, LP Cedric W. Burgher Chief Financial Officer (713) 452-2200 Josh Wannarka Director of Investor Relations (713) 452-2990

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